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                                                                      EXHIBIT 11

                           DRINKER BIDDLE & REATH LLP
                                ONE LOGAN SQUARE
                             18TH AND CHERRY STREETS
                           PHILADELPHIA, PA 19103-6996
                                  215-988-2700
                                FAX: 215-988-2757
                                   www.dbr.com


                                  March , 2003

Northern Funds
50 South LaSalle Street
Chicago, Illinois  60675

Re:      Reorganization of Northern Global Communications Fund
         -----------------------------------------------------

Dear Sir or Madam:

         We have acted as counsel for Northern Funds (the "Trust"), a Delaware statutory trust, in connection with the proposed acquisition by the Technology Fund offered by the Trust (the "Acquiring Fund") of the assets and liabilities of the Global Communications Fund offered by the Trust (the "Acquired Fund") in exchange for shares of the Acquiring Fund. The aforementioned proposed acquisition is referred to herein as the "Reorganization."

         This opinion relates to shares of beneficial interest of the Acquiring Fund (the "Shares") (par value $0.0001 per Share) to be issued in the Reorganization, and is furnished in connection with the Trust's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"). The Trust is authorized to issue an unlimited number of Shares of the Acquiring Fund.

                  We have reviewed the Registration Statement and the Trust's Declaration of Trust, as amended, its by-laws and certain resolutions adopted by its Trustees, and have considered such other legal and factual matters as we have deemed appropriate.

         This opinion is based exclusively on the Delaware Statutory Trust Act and the federal law of the United States of America.

         On the basis of the foregoing, we are of the opinion that upon the prior satisfaction of the conditions contained in the Plan of Reorganization, a copy of which is set forth in the Registration Statement, the Shares, when issued pursuant to the Plan of Reorganization and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust and that, under Delaware law, the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we

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express no opinion as to such holders who are also Trustees of the Trust).
Pursuant to Section 2 of Article VIII of the Declaration of Trust, the Trustees have the power to cause shareholders, or shareholders of a particular series or class of Shares, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. This does not constitute a consent under section 7 of the Securities Act of 1933, as amended, and in so consenting we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

                                             Very truly yours,




                                             /s/ Drinker Biddle & Reath LLP
                                             ------------------------------
                                             DRINKER BIDDLE & REATH LLP

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